                                                                   EXHIBIT 10.40


                     SEVERANCE AGREEMENT AND MUTUAL RELEASE

      THIS SEVERANCE AGREEMENT AND MUTUAL RELEASE, dated June 2, 1998 (the "Agreement"), is entered into by and between Transcrypt International, Inc., a Delaware corporation with its principal place of business in Lincoln, Nebraska (the "Company"), and Charles E. Baumann (the "Executive"). The Company and the Executive are hereinafter collectively referred to as the "Parties."

      WHEREAS, the Executive is Vice President of North American Sales of the Company;

      WHEREAS, the Executive and the Company previously entered into an Employment Agreement as of September 30, 1996 ("Employment Agreement"), a copy of which is attached hereto as Exhibit A;

      WHEREAS, the Executive's base salary on an annual basis is currently $120,000 per year, and the Executive also receives from the Company various employee benefits, including paid vacation, medical, dental, disability and life insurance and contributions by the Company to the Executive's 401(k) plan account, up to 50% of the Executive's contributions, up to 6% of the Executive's annual base salary.

      WHEREAS, the Executive has been granted certain stock options by the Company as set forth in Exhibits B and C, hereto, pursuant to which the Executive has vested stock options for 32,766 shares of Company stock at the exercise price of $3.05 per share, and for 4,000 shares of Company stock at the price of $8.00 per share;

      WHEREAS, the Executive and the Company previously entered into an Indemnification Agreement effective as of October 7, 1996, a copy of which is attached hereto as Exhibit D;

      WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

      WHEREAS, a number of lawsuits have been filed in federal and state courts, and additional lawsuits are anticipated, in which the Company, the Executive and others are named as defendants (the "Civil Litigations");

      WHEREAS, the Securities and Exchange Commission ("SEC") has begun an investigation to determine whether violations of the securities laws were committed by the Company and/or its officers and directors (the "SEC Investigation"), which investigation might lead to further investigative, civil, administrative, enforcement or other legal actions or proceedings;

      WHEREAS, the Inspector General of the National Security Agency ("NSA") has been conducting an investigation of the Company's dealings with the Maryland Procurement Office

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
("MPO")(the "IG Investigation"), which investigation might lead to further investigative, civil, administrative or other legal actions;

      WHEREAS, the Company has filed a claim against the U.S. Government in connection with the Company's dealings with the MPO (the "Transcrypt/MPO Claim"), which claim might lead to further need for the Executive to assist in the investigation, presentation, preparation or prosecution of such claim;

      WHEREAS, the Company shares are no longer listed on the NASDAQ Stock Market, but the Company might in the future appeal NASDAQ's de-listing decision and/or reapply for listing, and NASDAQ actions and the Company's actions in regard thereto (the "NASDAQ Proceedings"), might lead to further investigative, civil, administrative or other legal actions, resulting in the need for the Executive to assist in the investigation, presentation, preparation or defense of such actions or proceedings;

      WHEREAS, a former employee of the Company has filed a claim with the Nebraska Equal Opportunity Commission and the Equal Employment Opportunity Commission which might lead to further investigative, civil, administrative or other legal actions (the "NEOC Claims") resulting in the need for the Executive to assist in the investigation, presentation, preparation or defense of such actions or proceedings;

      WHEREAS, the Executive has incurred, and will continue to incur, costs and expenses in connection with the foregoing litigations, actions, claims, proceedings and investigations;

      WHEREAS, the Parties wish to settle the terms of the severance of their employment relationship; and

      WHEREAS, the Company and the Executive have determined that it is in their respective best interests to enter into this Agreement on the terms and conditions as set forth herein.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

      1.   SEVERANCE OF EMPLOYMENT RELATIONSHIP.

           (a) The Executive confirms, by executing this Agreement, that he has resigned his employment as Vice President of North American Sales with the Company, effective May 31, 1998.

           (b) Upon execution of this Agreement by the Executive and the Company, the Company shall immediately pay to the Howard Rice Trust Account all unpaid monetary compensation for the period of June 1, 1998 through March 31, 1999, $100,615.38, plus unpaid bonus of $48,436.06, plus accrued but unpaid vacation of $8,076.92 (140 hours). Said payments


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
shall be made to Executive, with all required federal and state tax and other withholdings withheld, less $5263.18, which shall be contributed to Executive's 401(k) account, and the Company shall make a matching contribution to said account of $2,631.59. The Company shall also pay reasonable expenses submitted by the Executive within 10 days.

           (c) Within ten (10) days of the execution and approval of this Agreement, the Executive shall return to the Company all of the Company's property in his possession, including, but not limited to, the Company's credit card that he possessed during his employment. The Company and Executive agree that Executive may keep the laptop computer, the ISDN modem, and two cell phones which he used during his employment with the Company. The Company shall immediately cancel the service on said cell phones, as well as the service on the ISDN line installed by the Company at Executive's home. The Company shall return any personal property to the Executive within the same ten (10) day period.

           (d) The Parties have agreed on the contents of a statement to be released to the press regarding the existence and terms of this Agreement. Said statement is attached as hereto as Exhibit E.

      2. INDEMNITY. The Indemnification Agreement between the Company and the Executive, attached hereto as Exhibit D, shall remain in full force and effect, and the Company agrees that it shall indemnify the Executive in accordance with the terms of the Indemnification Agreement and advance expenses, including reasonable attorneys' fees, incurred in connection with the Civil Litigations, SEC Investigation, IG Investigation, NASDAQ Proceedings, Transcrypt/MPO Claim, NEOC Claims, Internal Investigations, and any other or further administrative, investigative, enforcement, civil or other legal proceedings or actions that may arise from the fact that Executive was a director, officer, employee or agent of the Company; PROVIDED THAT, notwithstanding any provision of the Indemnification Agreement to the contrary, the following modifications to the Indemnification Agreement shall control:

           (a) with respect to any SEC investigation, the Company shall indemnify and advance reasonable costs and fees for defense of the investigation; such fees shall be reimbursed to the Company in the event of a judgment or decree containing a finding of fraud or knowing or willful misconduct. The Company shall not be obligated to indemnify the Executive for any disgorgement of profits, fine, penalty, or other similar payments required to be made by the Executive pursuant to any judgment, settlement or consent decree; and

           (b) with respect to the Civil Litigations, the Company shall be obligated to indemnify and advance reasonable costs and fees for the defense of such actions, and shall not appoint a Reviewing Party, as defined in the Indemnification Agreement, while both the Company and the Executive are defendants in the Civil Litigations. In the event the Company reaches a separate resolution of the Civil Litigations, the terms of the Indemnification Agreement shall control for fees and costs incurred after such separate resolution. However, the Company will not seek reimbursement of any fees and costs required to be advanced prior to such separate resolution. The Company shall not be obligated to indemnify the Executive for any settlement which the Company does not approve, such approval not to be unreasonably withheld. Approval is only effective if it is in writing, signed by the Board of Directors of the Company.


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
      3. COOPERATION/CONFIDENTIALITY.

           (a) COOPERATION. The Parties promise and agree to cooperate with each other, their agents and attorneys in connection with the foregoing Civil Litigations, SEC Investigation, IG Investigation, Transcrypt/MPO Claim, NASDAQ Proceedings, NEOC Claims and any other litigation, proceedings, investigations, actions or claims, arising out of or relating to the Executive's employment with the Company or the period during which Executive was employed with the Company. Said cooperation shall include, but is not limited to, providing such information and materials that the Company or the Executive may reasonably require in such actions and proceedings, including the appearance at depositions, hearings, administrative proceedings, and trial if requested. The Company and Executive agree that said cooperation shall be provided at no charge or cost to the other, except for reasonable out-of-pocket travel expenses if required.

           (b) CONFIDENTIALITY. The Parties promise and agree that, unless compelled by law, they will not disclose to others and will keep confidential the terms of this Agreement, except as follows: (1) the Executive may disclose this information to his spouse; (2) the Company may disclose this information to its Directors; and (3) the Parties may disclose this information to their attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which these professionals have been retained. The Parties further agree that they will not publish or make any statement critical or disparaging of the other, or in any way adversely affect or otherwise malign the business or reputation of the other.

      4.   INSURANCE.

           The Company shall continue to provide the Executive the same medical, dental, disability and life insurance benefits, which the Executive currently receives from the Company, which continuation shall end on March 31, 1999, or until such time as the Executive obtains employment elsewhere, whichever occurs first. The Executive agrees to provide the Company with written notice within three days' acceptance of employment elsewhere.

      5.   STOCK OPTION AGREEMENTS.

           (a) NO ADDITIONAL VESTING. As set forth above, the Executive currently holds vested options to purchase 36,766 shares of stock in the Company (the "Vested Options"). The parties agree that no additional shares shall vest or become vested after May 31, 1998.

           (b) EXERCISE OF VESTED OPTIONS. The Parties agree that the latest exercise date of the Vested Options shall be March 31, 1999. Any Vested Options which are not exercised on or before March 31, 1999 shall expire. The Executive acknowledges that by virtue of his employment with the Company that he possesses material non-public information concerning the Company, its prospects and operations. Accordingly, the Executive hereby agrees that he will not exercise any Vested Options without the prior written consent of Company, which consent shall


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
not be unreasonably withheld, such obligation to last until three (3) days after the issuance of the financial press release for the first quarter after relisting of the Company's stock.

      6.   EXECUTIVE COVENANTS.

           6.1 UNAUTHORIZED DISCLOSURE OF TRADE SECRETS OR CONFIDENTIAL INFORMATION. The Executive agrees and understands that due to the Executive's position with the Company, the Executive has been exposed to, and has received, confidential and proprietary information of the Company relating to the Company's business or affairs that constitute trade secrets as defined by the Uniform Trade Secrets Act, (the "Trade Secrets"), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets. Except as such information (i) was known to the Executive prior to his employment by the Company (including, without limitation, his employment by the Company prior to the date of this Agreement) or (ii) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this Section 6.1, the Executive agrees that at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction.

            6.2 NON-COMPETITION. By and in consideration of the Company's entering into this Agreement, Executive agrees that the Executive will not, for the period ending March 31, 1999, engage in any Competitive Activity. The term "Competitive Activity" means engaging in any of the following activities: (i) serving as a director of any Competitor (as defined below), (ii) directly or indirectly through one or more intermediaries, either (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition, do not exceed 5 % of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion shall be determined by applying the percentage of the equity interest in such equity owned by the Executive to the interests in such Competitor owned by such entity), (iii) employment by (including serving as an officer or partner of), providing consulting services to (including, without limitation, as an independent contractor) or, managing or operating the business or affairs of, any Competitor or (iv) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor. The term "Competitor" as used herein means any person (other than the Company or any affiliate thereof) that competes with any of the business conducted by the Company or any affiliate thereof at or prior to the time the Executive engages in one or more of the Competitive Activities listed above. The Parties agree that the Company currently conducts business in the following areas, among others: the design, sale, marketing, manufacture and support of information security and


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
land mobile radio products and systems, including the scrambling and encryption of voice and data transmissions; the design, sale, marketing, manufacture and support of and APCO 25 compatible products; and the design, sale, marketing, manufacture and support of radio and transmission equipment and infrastructure for VHF, UHF 800 and 900 MHz frequency bands.

           6.3 NON-SOLICITATION. By and in consideration of the Company's entering into this Agreement, the Executive agrees that the Executive will not, for the period ending March 31, 1999, directly or indirectly, whether for his own account or for the account of any other person (i) solicit, divert or endeavor to entice away from the Company or any of its affiliates, any Customers or Clients of the Company, or otherwise engage in any activity intended to terminate, disrupt or interfere with any person's or entities' relationship with the Company or any of its affiliates, or (ii) solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of, any person who, at the time of such solicitation, is employed by the Company or any affiliate thereof. "Customers" and/or "Clients" shall mean those persons and entities who, at any time during the Executive's employment with the Company or at any time up to March 31, 1999, are or were customers, distributors or suppliers of the Company or any of its affiliates or predecessors.

           6.4 REMEDIES. The Executive agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entries acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The Executive and Company further expressly agree that in the event of any judicial determination of a breach of Section 6, notwithstanding the existence of the Indemnity Agreement attached as Exhibit D, the Company shall no longer be obligated to advance costs and indemnify the Executive in any proceedings, actions or litigations arising out of or related to Executive's employment with the Company. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

      7.   WAIVER AND GENERAL RELEASE.

           7.1 CONSULTATION WITH ATTORNEY. The Executive has been advised to consult with an attorney before signing this Agreement, and hereby warrants that he has done so.

           7.2 TERM OF OFFER. The Executive acknowledges that he is entitled to have as much time as he needs in which to consider this Agreement. The Company advised Executive to obtain and the Executive obtained advice and counsel from the legal representative of his choice regarding this Agreement. Executive executes this Agreement having had sufficient time within which to consider its terms and he does so voluntarily, upon the advice and with the approval of his legal counsel.



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
           7.3 WAIVER OF RIGHTS. Employee understands and agrees that he is waiving any rights he may have had, now has, or in the future may have to pursue any and all remedies available to him under any causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, misrepresentation, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the Nebraska Fair Employment and Housing Act, the Equal Pay Act of 1963, the Age Discrimination in Employment Act, all waivable sections of the All State Fair Employment laws, including but not limited to the provisions of the Neb. Rev. Stat. 20-131, 20-168, 48-215-231, 48-1004, and 48-1122-27, the Federal and State Family and Medical Leave Acts, the Civil Rights Act of 1866, the Employment Retirement Income and Security Acts of 1976 ("ERISA"), and any other applicable laws and regulations relating to employment or employment discrimination.

           7.4 MUTUAL RELEASE. The Executive hereby expressly waives any and all claims, demands, and causes of action which he has, claims to have, or may have, whether known or unknown, including but not limited to those referred to in
Section 7.3, against the Company and all of its past, present and future corporate parents, divisions, subsidiaries, affiliates, related entities, successors, assigns, directors, officers, attorneys, employees and agents, EXCEPT claims for indemnity by the Executive against the Company in accordance with the terms of this Agreement and the Indemnification Agreement entered between the Executive and the Company dated October 7, 1996, the Company's Certificate of Incorporation, Bylaws and/or applicable law, and efforts to exercise stock options by the Executive in accordance with the terms of this Agreement and the option agreements entered into between the Executive and the Company dated September 30, 1996 and January 22, 1997, which are attached as Exhibits B and C. As used in this Agreement, "claims," "demands," and "causes of action" include, but are not limited to, contract claims, whether express or implied, tort claims, equitable claims, claims for breach of fiduciary duty, fraud claims, claims arising out of federal, state or local laws, regulations or ordinances prohibiting discrimination on account of race, sex, sexual orientation, religion, age or national origin, including claims under the Age Discrimination in Employment Act, wage claims, claims for vacation pay, overtime pay, severance pay, back pay, fringe benefits, debts, accounts, compensatory damages, punitive damages, and/or liquidated damages. The Company and all of its past, present and future corporate parents, divisions, subsidiaries, affiliates, related entities, successors and assigns, likewise waives any and all claims, demands, and causes of action which it has, claims to have, or may have, whether known or unknown, against the Executive, his heirs, personal representatives, executors, administrators and assigns, EXCEPT claims for advanced fees and costs pursuant to the indemnity provisions of this Agreement and the Indemnification Agreement dated October 7, 1996, the Company's Certificate of Incorporation, Bylaws and/or applicable laws and claims against the Executive for embezzlement, misappropriation or misdirection of Company assets.

      8.   MISCELLANEOUS.

           8.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, representatives, estates, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; PROVIDED, HOWEVER, that the Executive, or any

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beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

           8.2 NOTICES. Whenever notice is required to be given under the terms of this Agreement, such notice shall be in writing and delivered by hand or by registered or certified mail, postage prepaid, or transmitted by telex, telegram or telecopier, addressed as follows:

                (a)  If to the Company, to it at:

                     Transcrypt International, Inc.
                     4800 N.W. 1st Street
                     Lincoln, Nebraska 68521
                     Tel: (402) 474-4800
                     Fax: (402) 474-4858

                (b)  With a copy to:

                     Manatt Phelps & Phillips
                     11355 W. Olympic Blvd.
                     Los Angeles, CA 90071
                     Tel: (310) 312-4000
                     Fax: (310) 312-4224
                     Attn: Thomas J. McDermott, Esq.

                (c)  If to the Executive, to him at:

                     Charles E. Baumann
                     5935 Cross Creek Road
                     Lincoln, NE  68516

                (d)  With a copy to:

                     Howard Rice Nemerovski Canady Falk & Rabkin
                     Three Embarcadero Center
                     San Francisco, CA  94111
                     Tel: (415) 434-1600
                     Fax: (415) 399-3041
                     Attn: Mathew Moore, Esq.

or to such other address as either party shall have specified for itself from time to time to the other party in writing. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, upon




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receipt, or if transmitted by telex, telegram or telecopier (which shall be followed promptly by hand delivery), upon confirmation of such transmission

           8.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of Nebraska without giving effect to the conflict of law principles thereof.

           8.4 SEVERABILITY. If any term or other provision of this Agreement, or any application thereof to any circumstances is invalid, illegal or incapable of being enforced by any rule of law or public policy, in whole or in part, provision or application shall to that extent be severable and shall nor affect other provisions or applications of this Agreement.

           8.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them as to such subject matter, including, but not limited to, any and all employment agreements, whether written, oral or implied.

           8.6 OBLIGATION TO TELL THE TRUTH. Nothing herein shall prevent or be construed to prevent either party from responding truthfully to inquiries from governmental agencies or authorities or otherwise compelled by law.

           8.7 NO ADMISSION. Nothing in this Agreement shall be construed as an admission of fraud, liability or wrongdoing by the Executive, and the Executive expressly denies any fraud, liability or wrongdoing.

           8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

           8.9 PLURALS; GENDER; HEADINGS. Under this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and the use of any gender shall Include all genders. The headings in this Agreement are for reference purpose only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

           8.10 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver an other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           8.11 AMENDMENT AND MODIFICATION. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.



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
           8.12 WAIVER. No provision of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the affected party, and no waiver or discharge of any breach by any party hereto of any provision of this Agreement to be performed by such party, shall be deemed a waiver or discharge of any other provisions or a waiver or discharge of any breach of any other provisions, respectively, at the same or at any prior or subsequent time.

           8.13 INTERPRETATION. For purposes of interpretation this Agreement shall be deemed to have been jointly drafted by the Executive and the Company.

           8.14 DEFINITIONS.

                (a) The term "affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

                (b) The term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentally thereof.

           8.15 WARRANTIES.

                (a) Each party has received legal advice from attorneys of their choice with respect to the advisability of entering into this Agreement and the releases provided herein. This Agreement is based upon such advice, after each party's respective attorneys were provided with a full and fair opportunity to review the Agreement and consult with their respective clients regarding the terms contained herein.

                (b) Each party entering into this Agreement, and each person executing this Agreement on behalf of any party, has full authority to do so and to make the covenants, promises, representations, and warranties set forth herein.

                (c) Except as otherwise provided herein, this Agreement is intended to be final and binding upon the parties and is further intended to be effective as a full and final accord and satisfaction among them regardless of any claims of fraud, misrepresentation, concealment of fact, mistake of fact or law, duress, coercion, or any other circumstances whatsoever relating to the subject maker or execution of this Agreement. Each party relies upon the finality of this Agreement as a material factor inducing that party's execution of this Agreement.

                (d) There are no other agreements or understandings between the parties relating to the matters and releases referred to in this Agreement other than as set forth herein. The mutual obligations and undertakings of the parties expressly set forth in this Agreement are the sole and only consideration of this Agreement, and no representations, promises or



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inducements of any nature whatsoever have been made by the parties other than as appear in this Agreement.

                (e) This Agreement has been read carefully by each of the parties and its contents are known and understood by each of the parties. This Agreement is signed freely and voluntarily by each party hereto.

           8.16 ATTORNEYS' FEES. In the event of any litigation between the parties in connection with the enforcement, interpretation or defense of this Agreement, or the defense of any claim barred by this Agreement, the prevailing party or parties shall be entitled to reimbursement from the other party of all reasonable costs and expenses incurred by it in connection with the litigation, including attorneys' fees.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates provided below.



                               Transcrypt International, Inc.,




                               BY: /s/ TERRY L. FAIRFIELD
                                   -------------------------------------------
                               NAME:  Terry L. Fairfield
                               TITLE: Vice Chairman of the Board of Directors


                               /s/ CHARLES E. BAUMANN
                               -----------------------------------------------
                               Charles E. Baumann





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